UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012 (March 12, 2012)

Commission File Number: 1-32953

Atlas Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2012, Atlas Energy, L.P. (“Atlas Energy”) completed the planned distribution to its unitholders of approximately 5.24 million common units of Atlas Resource Partners, L.P. (“Atlas Resource Partners”), which common units represent an approximately 19.6% limited partner interest in Atlas Resource Partners (the “Distribution”). In connection with the Distribution, on March 13, 2012, the limited partnership agreement of Atlas Resource Partners was amended and restated in the form included as Exhibit 10.1 to this report, which is incorporated herein by reference (the “Amended and Restated LPA”). A description of the material provisions of the Amended and Restated LPA is included under the heading “Our Partnership Agreement” in Atlas Resource Partners’ Information Statement, dated February 15, 2012 (the “Information Statement”), filed as Exhibit 99.2 to Atlas Resource Partners’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 16, 2012, and such description is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended and Restated LPA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, Atlas Energy, as the sole limited partner of Atlas Resource Partners, and the Board of Directors (the “Board”) of Atlas Resource Partners GP, LLC, the general partner of Atlas Resource Partners (“ARP GP”), approved the 2012 Atlas Resource Partners Long-Term Incentive Plan (the “New Equity Plan”). Awards of options to purchase units, restricted units and phantom units may be granted to officers, employees and directors of ARP GP under the New Equity Plan, and such awards may be subject to vesting terms and conditions in the discretion of the administrator of the New Equity Plan. Certain officers and directors of Atlas Energy are also officers and/or directors of ARP GP, and may be eligible to receive awards under the New Equity Plan, including: Edward E. Cohen, Chief Executive Officer, President and Director; Jonathan Z. Cohen, Chairman of the Board; Sean P. McGrath, Chief Financial Officer; Matthew A. Jones, Senior Vice President and President and Chief Operating Officer of E&P Division; Lisa Washington, Vice President, Chief Legal Officer and Secretary; Jeffrey M. Slotterback, Chief Accounting Officer; and other officers and directors of Atlas Energy who perform services for Atlas Resource Partners.

Up to 2,900,000 common units of Atlas Resource Partners, subject to adjustment as provided for under the New Equity Plan, may be issued pursuant to awards granted under the New Equity Plan. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Equity Plan, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events

On March 14, 2012, Atlas Energy and Atlas Resource Partners issued a news release announcing that Atlas Energy had completed the Distribution. A copy of the news release is included with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Limited Partnership Agreement of Atlas Resource Partners, dated March 13, 2012.

10.2	2012 Long-Term Incentive Plan of Atlas Resource Partners, L.P.

99.1	Press release, dated March 14, 2012, entitled “Atlas Energy, L.P. Completes Distribution of Atlas Resource Partners, L.P. Units to its Unitholders”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY, L.P.

By: Atlas Energy GP, LLC, its general partner

By:	/s/ Lisa Washington
Name:	Lisa Washington
Title:	Vice President, Chief Legal Officer and Secretary

March 14, 2012

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Limited Partnership Agreement of Atlas Resource Partners, dated March 13, 2012

10.2	2012 Long-Term Incentive Plan of Atlas Resource Partners, L.P.

99.1	Press release, dated March 14, 2012, entitled “Atlas Energy, L.P. Completes Distribution of Atlas Resource Partners, L.P. Units to its Unitholders”